UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 24, 2011

Xenonics Holdings, Inc.
 (Exact name of registrant as specified in its charter)

Nevada	001-32469	84-1433854
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3186 Lionshead Avenue, Carlsbad, California	92010
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (760) 477-8900

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS
On March 24, 2011, we held our Annual Meeting of Shareholders at the Company’s office located at 3186 Lionshead Avenue, Carlsbad, CA 92010. At the meeting the holders of our outstanding common stock acted on the following matters:
(1)	The shareholders elected on a cumulative voting basis the following 4 directors, each to serve for a term of one year. Each nominee received the following votes:

Name of Nominee	Votes For	Votes Against	Abstain	Broker Non-Votes
Alan P. Magerman	9,780,632	66,926	215,920	11,945,622
Jeffrey P. Kennedy	9,826,363	21,195	215,920	11,945,622
Allen K. Fox	9,839,458	8,100	215,920	11,945,622
Brad J. Shapiro	9,842,558	5,000	215,920	11,945,622
(2)	The shareholders voted for the ratification of the appointment of SingerLewak LLP as our independent auditors for our fiscal year ending September 30, 2011. Votes cast were as follows:

Votes For	21,821,231
Votes Against	165,902
Abstain	21,967
Broker Non-Votes	0

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xenonics Holdings, Inc.
March 24, 2011	By:	/s/ Richard S. Kay
		Name:	Richard S. Kay
		Title:	Chief Financial Officer